Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-260441) pertaining to the Pyxis Oncology, Inc. 2019 Stock Plan, Pyxis Oncology, Inc. 2021 Equity and Incentive Plan, and the Pyxis Oncology, Inc. 2021 Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-8 No. 333-263950) pertaining to the Pyxis Oncology, Inc. 2021 Equity and Incentive Plan,
(3)
Registration Statement (Form S-8 No. 333-266005) pertaining to the Pyxis Oncology, Inc. 2022 Inducement Plan,
(4)
Registration Statement (Form S-8 No. 333-270753) pertaining to the Pyxis Oncology, Inc. 2021 Equity and Incentive Plan and the Pyxis Oncology, Inc. 2021 Employee Stock Purchase Plan,
(5)
Registration Statement (Form S-8 No. 333-274178) pertaining to the Apexigen, Inc. 2022 Equity Incentive Plan,
(6)
Registration Statement (Form S-8 No. 333-272510) pertaining to the Apexigen, Inc. 2010 Equity Incentive Plan, the Apexigen, Inc. 2020 Equity Incentive Plan, and the Apexigen, Inc. 2022 Equity Incentive Plan, and
(7)
Registration Statement (Form S-3 No. 333-268100) of Pyxis Oncology, Inc.;

of our report dated March 21, 2024, with respect to the consolidated financial statements of Pyxis Oncology, Inc., included in this Annual Report (Form 10-K) of Pyxis Oncology, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 21, 2024